Exhibit 4.2




THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE TO THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE III OF THE INDENTURE,
(II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE TO THE INDENTURE GOVERNING THIS NOTE), TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         UNITED STATES STEEL CORPORATION

No. 1                                             Principal Amount $862,500,000
                                                  CUSIP NO. 912909AE8
                                                  ISIN NO. US912909AE85


                     4.00% Senior Convertible Notes due 2014

     UNITED STATES STEEL CORPORATION, a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of EIGHT HUNDRED SIXTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($862,500,000) on May 15, 2014, unless earlier repurchased or converted.

          Interest Payment Dates:  May 15 and November 15
          Regular Record Dates:  May 1 and November 1
          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

                                 UNITED STATES STEEL CORPORATION


                                 By:
                                    ----------------------------------------
                                     Name:
                                     Title:


ATTEST:



-------------------------------------
Assistant Secretary


Dated:  May 4, 2009


                      TRUSTEE CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK MELLON, as Trustee


                              By:
                                 ------------------------------------

                                 Authorized Signatory


                              Dated:  May 4, 2009


                                (REVERSE OF NOTE)

                     4.00% SENIOR CONVERTIBLE NOTES DUE 2014


     1.   Interest.

     United States Steel Corporation, a Delaware corporation (the "Company" and the "Issuer") promises to pay interest on the principal amount of this Note at the rate per annum set forth above.

     The Issuer shall pay accrued interest semiannually in arrears on each May 15 and November 15, commencing on November 15, 2009 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day.

     2.   Method of Payment.

     The Issuer shall pay the principal of (and premium, if any) and interest on the Notes to the Persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled, repurchased or converted after such Regular Record Date, and on or before such Interest Payment Date. Notes surrendered for conversion during the period after the close of business on any Regular Record Date and the open of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes on such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by check or making wire or other electronic funds transfer payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     Whenever in this Note there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of Additional Interest as provided for in the Supplemental Indenture to the extent that, in such context, the Additional Interest is, was or would be payable in respect of this Note and express mention of the payment of Additional Interest (if applicable) in any provisions of this Note shall not be construed as excluding Additional Interest in those provisions of this Note where such express mention is not made.

     3.   Paying Agent.

     Initially, The Bank of New York Mellon will act as Paying Agent. The Company may appoint and change any Paying Agent, without prior notice to any Holder. The Company or any of its domestically incorporated wholly-owned Subsidiaries may act as the Paying Agent.

     4.   Indenture.

     The Issuer issued the Notes under an Indenture, dated as of May 21, 2007 (the "Base Indenture"), between the Issuer and The Bank of New York Mellon (formerly The Bank of New York), a New York banking corporation (the "Trustee"), as supplemented by a Third Supplemental Indenture, dated as of May 4, 2009, between the Issuer and The Bank of New York Mellon, a New York banking corporation, as Trustee (the "Supplemental Indenture," and together with the Base Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. C. 77aaa-77bbbb), as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of terms.

     The Notes are senior and unsecured obligations of the Issuer. The Notes include the initial Notes and any additional Notes actually issued. The initial Notes and any additional Notes actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Liens and certain sale and leaseback transactions with respect to Principal Property and limits the Company's ability to consolidate, merge or transfer all or substantially all of the Company's assets. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture. Any conflict between this Note and the Indenture will be governed by the Indenture.

     5.   No Optional Redemption.

     The Notes are not subject to redemption at the election of the Company.

     6.   Purchase of Notes at the Option of Holders Upon a Fundamental Change.

     If a Fundamental Change occurs at any time, subject to the provisions set forth in the Supplemental Indenture, the Holder of this Note shall have the right, at such Holder's option, to require the Company to purchase all of such Note, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple thereof, at the Fundamental Change Purchase Price specified in the Supplemental Indenture plus accrued and unpaid interest, if any, to but excluding the Fundamental Change Purchase Date. Any Notes purchased by the Company shall be paid for in cash. Article Four of the Supplemental Indenture sets forth the procedures, obligations, conditions and other terms of such repurchase option upon the occurrence of a Fundamental Change.

     7.   Conversion.

     Subject to the conditions and procedures set forth in Article Five of the Supplemental Indenture, the Holder may convert this Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity, into shares of Common Stock at the Conversion Rate.

     The initial Conversion Rate is, in respect of each $1,000 principal amount of this Note, 31.3725 shares of Common Stock, subject to adjustments as set forth in the Supplemental Indenture.

     A Holder may convert a portion of this Note only if the principal amount of such portion is $1,000 or an integral multiple thereof. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Supplemental Indenture.

     8.   Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. A Holder may be required, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion or, if a portion of this Note is surrendered for conversion, the portion thereof surrendered for conversion.

     9.   Persons Deemed Owners.

     The registered Holder of this Note shall be treated as the owner of it for all purposes.

     10.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Issuer. After any such payment, Holders entitled to the money shall look only to the Issuer and not the Trustee for payment.

     11.  Defeasance.

     The Notes are not subject to the provisions relating to defeasance set forth in Article XIII of the Base Indenture.

     12.  Amendment, Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of a least a majority in principal amount at maturity of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes to (i) cure any ambiguity, omission, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) secure the Notes, (iv) add additional covenants of the Issuer or surrender rights and powers conferred on the Issuer, (v) make any change that does not materially and adversely affect the rights, except for the conversion rights of any Note, of any Holder, or (vi) conform the provisions of the Indenture or the Notes to the description of Notes provided in the final prospectus supplement of the Issuer for the Notes dated April 28, 2009 and filed with the Securities and Exchange Commission. Without the consent of each Holder of an outstanding Note affected thereby, the Issuer and the Trustee may not: (i) make any change that adversely affects the conversion rights of any Note or (ii) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the holders of Notes the Company's obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

     13.  Defaults and Remedies.

     Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of (or premium, if any) on any Note when due at its Stated Maturity, (iii) a default by the Company in the performance, or breach, of any covenant or warranty contained in the Indenture for 90 days after notice, (iv) a failure by the Company to convert the Notes in accordance with the provisions of the Supplemental Indenture upon exercise of a Holder's conversion right which default shall continue for a period of three Business Days after there has been given, by registered or certified mail, to the Issuer by the Trustee or by such Holder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Supplemental Indenture, (v) a failure by the Company to deliver a Company Notice, (vi) a failure by the Company to repurchase Notes of such series tendered for repurchase following the occurrence of a Fundamental Change in accordance with Section 4.01 of the Supplemental Indenture, and (vii) a failure by the Company or any Subsidiary of the Company to pay any Indebtedness within any applicable grace period after its final maturity or the acceleration by the holders thereof, if the total amount of such Indebtedness unpaid or accelerated exceeds $100 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately.

     To the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation to furnish reports required under Section 7.04 of the Base Indenture and for any failure to comply with 314(a)(1) of the TIA, will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for the Holder to receive Additional Interest on this Note equal to 0.50% per annum of the principal amount of this Note. If the Issuer so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on this Note. The Additional Interest will accrue from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day), such Additional Interest will cease to accrue and this Note will be subject to acceleration as provided in the Base Indenture. In the event the Issuer does not elect to pay the Additional Interest upon such Event of Default in accordance with the Supplemental Indenture, this Note will be subject to acceleration as provided in the Base Indenture.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

     14.  Calculations in Respect of Notes.

     Except as otherwise provided in the Supplemental Indenture, the Company shall make all calculations called for in respect of the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders. The Trustee shall forward the Company's calculations to any Holder upon such Holder's request.

     15.  Trustee Dealings with the Issuer.

     Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee.

     16.  No Recourse Against Others.

     No director, officer, employee, member, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

     17.  Authentication.

     This Note shall not be valid until an authorized signature of the Trustee (or an authenticating agent (acting on its behalf)) manually signs the certificate of authentication on the other side of this Note.

     18.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20.  Governing Law.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM


          To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                       --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                              Principal amount to be converted (if less than all):

                              $
                               ------------------------------------------------



Dated:                        Signed:
      -----------------------        ------------------------------------------
                                     (Sign exactly as your name appears on the
                                      other side of this Note)


Signature Guarantee:
                    ------------------------------
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)




                            FORM OF CONVERSION NOTICE

To: United States Steel Corporation

          The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of United States Steel Corporation, in accordance with the terms of the Third Supplemental Indenture and the Base Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, cash in lieu of fractional shares and any portion of this Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note. The undersigned acknowledges that the conversion of the specified Notes is subject to the requirements established by the Company in the Third Supplemental Indenture and the Base Indenture, as applicable, as well as the procedures of any Depositary, each as in effect from time to time.

          This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

                              Principal amount to be converted (if less than all):

                              $
                               ------------------------------------------------


Dated:                        Signed:
      -----------------------        ------------------------------------------
                                     (Sign exactly as your name appears on the
                                      other side of this Note)


Signature Guarantee:
                    ------------------------------
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)



                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: United States Steel Corporation

          The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from United States Steel Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Third Supplemental Indenture and the Base Indenture referred to in this Note and directs that the check or wire or other electronic funds transfer of the Company in payment for this Note or the portion thereof and any portion of this Note representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.



                              Principal amount to be converted (if less than all):

                              $
                               ------------------------------------------------



Dated:                        Signed:
      -----------------------        ------------------------------------------
                                     (Sign exactly as your name appears on the
                                      other side of this Note)


Signature Guarantee:
                    ------------------------------
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)



              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:



            Amount of      Amount of      Principal
            decrease in    increase in    Amount of this    Signature of
            Principal      Principal      Global Note       authorized
            Amount of      Amount of      following         officer of
Date of     this Global    this Global    such decrease     Trustee or Notes
Exchange    Note           Note           or increase       Custodian
--------    -----------    -----------    --------------    ----------------